Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          LOUISIANA-PACIFIC CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                        93-0609074
 (State of incorporation)                      (IRS Employer Identification No.)

 805 S.W. Broadway, Suite 1200
 Portland, Oregon                                          97205
 (Address of principal executive offices)               (Zip Code)

          LOUISIANA-PACIFIC CORPORATION 1997 INCENTIVE STOCK AWARD PLAN
                            (Full title of the plan)

                             Anton C. Kirchhof, Jr.
                                    Secretary
                          Louisiana-Pacific Corporation
                          805 S.W. Broadway, Suite 1200
                             Portland, Oregon 97205
                            Telephone (503) 821-5100
           (Name, address, and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
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                                Proposed Maximum
       Title of         Amount to be    Offering Price   Proposed Maximum     Amount of
   Securities to be      Registered        Per Share         Aggregate     Registration Fee
      Registered                                          Offering Price
 -------------------------------------------------------------------------------------------
     Common Stock,
   par value $1 per       5,000,000       $11.81 (3)      $59,050,000 (3)       $5,432.60 (4)
  share, and options      shares(2)
   and other rights
  related thereto(1)
 ===========================================================================================

(1) Includes one Preferred Stock Purchase Right for each share of Common Stock, exercisable on the terms and conditions specified therein. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock; value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
(2) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares reserved for issuance under the 1997 Incentive Stock Award Plan as a result of any future stock split, stock dividend, or similar adjustment of the outstanding Common Stock.
(3) Pursuant to Rule 457(h), the proposed maximum aggregate offering price and the registration fee have been computed based on the average of the high and low sales prices, $11.81, reported for the Common Stock on the New York Stock Exchange-Composite Transactions on May 6, 2002.
(4) Pursuant to Rule 457(p), the registration fee in the amount of $5,432.60 is offset entirely by the unused registration fee associated with unsold securities previously registered for issuance by Louisiana-Pacific Corporation under the following registration statement on Form S-8, which is being terminated concurrently with the filing of this registration statement:

            Registration No.        Initial Filing Date        Total Unused Fee
            ----------------        -------------------        ----------------
            333-53695                 May 27, 1998              $8,802.41

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

            (a) The registrant's Annual Report on Form 10-K for the year ended
                December 31, 2001.

            (b) The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

            (c) The registrant's Current Report on Form 8-K filed on
                May 9, 2002.

            (d) The description of the registrant's Common Stock included as
                Exhibit 99.1 to the registrant's Current Report on Form 8-K filed May 26, 1998.

            (e) The description of preferred stock purchase rights contained in the registrant's Registration Statement on Form 8-A filed
                May 26, 1998.

         All documents filed by the registrant subsequent to those listed above pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Indemnification

         The registrant's certificate of incorporation generally provides that its directors will have no personal liability to the registrant or its stockholders for monetary damages resulting from breaches of their fiduciary duties. However, the directors nonetheless remain liable for breaches of their duty of loyalty to the registrant and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit.

         Section 174 of the Delaware General Corporation Law ("Law") provides that any director against whom a claim shall be successfully asserted under said section for an unlawful payment of a dividend or an unlawful stock purchase or redemption shall be entitled to be subrogated to the rights of the corporation against stockholders who received the dividend on, or assets for the sale or redemption of, their stock with knowledge that the same was unlawful. Said section also provides that any such director shall be entitled to contribution from the other directors who voted for or concurred in the unlawful dividend, stock purchase, or redemption.

         The registrant's certificate of incorporation and bylaws provide that the registrant shall indemnify its officers and directors to the full extent permitted by Section 145 of the Law, as amended from time to time. Said Section 145 authorizes a corporation, under certain conditions, to indemnify each person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), against certain expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, in which he was or is a party or is threatened to be made a party by reason of being or having been such director, officer, employee, or agent. In addition to the indemnification authorized by Section 145 of the Law, the registrant's bylaws provide that the registrant shall indemnify any natural person (not including non-employee lawyers, accountants, actuaries, investment advisers, or arbitrators acting in such capacity) who is or was serving in a fiduciary capacity with respect to one of the registrant's employee benefit or welfare plans or who is or was performing any service or duty on behalf of the registrant with respect to such a plan, against all expenses, judgments, fines, and amounts paid in settlement incurred by such person in connection with any action or proceeding arising out of such service or performance, to the extent such expenses and amounts are insurable but not covered by collectible insurance or otherwise indemnified. Such indemnification shall not be available to any person who participated in or knowingly failed to take appropriate action with respect to any violation of any responsibilities or obligations imposed upon fiduciaries by law, knowing such to be a violation of such responsibilities or obligations.

         Insurance

         The registrant maintains directors' and officers' liability insurance under which the registrant's directors and officers are insured against loss (as defined) as a result of claims brought against them based upon their acts or omissions in such capacities.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located at page II-5.

Item 9.  Undertakings.

        (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

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                  (ii) To reflect in the  prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in the registration statement.


            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undertaking of the registrant in the preceding sentence does not apply to insurance against liability arising under the Securities Act.

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                                   SIGNATURES

The Registrant.

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on the 7th day of May, 2002.

                                  LOUISIANA-PACIFIC CORPORATION
                                  (Registrant)


                               By /s/ Curtis M. Stevens
                                  -----------------------------------
                                  Curtis M. Stevens
                                  Vice President, Treasurer and
                                  Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 7th day of May, 2002.

                  Signature                           Title
                  ---------                           -----

   (1)  Principal Executive Officer and Director


        MARK A. SUWYN*                               Chairman of the Board,
                                                     Chief Executive Officer and
                                                     Director


   (2)  Principal Financial and Accounting Officer:

        /s/ Curtis M. Stevens
        -------------------------------              Vice President, Treasurer
        Curtis M. Stevens                            and Chief Financial Officer

   (3)  A majority of the Board of Directors:


      WILLIAM C. BROOKS*                             Director
      E. GARY COOK*                                  Director
      ARCHIE W. DUNHAM*                              Director
      PAUL W. HANSEN *                               Director
      BRENDA J. LAUDERBACK*                          Director
      LEE C. SIMPSON*                                Director
      COLIN D. WATSON*                               Director

      *By /s/ Anton C. Kirchof
          -----------------------------
          Anton C. Kirchhof
          Attorney-in-fact

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                                INDEX TO EXHIBITS


4.1 Articles Fourth, Fifth, Seventh, Eighth, Ninth, and Tenth of the registrant's Restated Certificate of Incorporation, defining the rights of holders of Common Stock. Incorporated by reference to Exhibit 3(a) to the registrant's Form 10-Q report for the quarter ended June 30, 1993.

4.2   Article I,  Article II,  Sections 2 and 11,  Article  IV,  Article VII and
      Article X of the registrant's Bylaws, as amended, defining the rights of holders of Common Stock. Incorporated by reference to Exhibit 3.1 to the registrant's Form 10-Q report for the quarter ended June 30, 2001.

4.3 Rights Agreement, dated as of May 26, 1998, between the registrant and First Chicago Trust Company of New York, as Rights Agent, including the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Preferred Shares as Exhibit B. Incorporated by reference to
      Exhibit 1 to the registrant's Registration on Form 8-A filed May 26, 1998.

4.4 Amendment to Rights Agreement dated as of October 17, 2001, between the registrant and First Chicago Trust Company of New York, as Rights Agent. Incorporated by reference to Exhibit 4.2 to the registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

5 Opinion of Miller Nash LLP as to the legality of the securities being registered.

23.1  Consent of Deloitte & Touche LLP.

23.2  Consent of Miller Nash LLP (included in Exhibit 5).

24    Power of attorney of certain officers and directors.

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     Other exhibits listed in Item 601 to Regulation S-K are not applicable.